United States Gasoline Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended March 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,971,222
Unrealized Gain (Loss) on Market Value of Futures	(4,125,345)
Interest Income	10,500
ETF Transaction Fees	7,000
Total Income (Loss)	$(136,623)

Expenses
Investment Advisory Fee	$22,405
Brokerage Commissions	7,152
NYMEX License Fee	923
Non-interested Directors' Fees and Expenses	397
Prepaid Insurance Expense	37
Other Expenses	12,710
Total Expenses	43,624
Expense Waiver	(7,109)
Net Expenses	$36,515
Net Gain (Loss)	$(173,138)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/09	$37,676,462
Additions (1,100,000 Units)	27,736,337
Net Gain (Loss)	(173,138)

Net Asset Value End of Period	$65,239,661
Net Asset Value Per Unit (2,700,000 Units)	$24.16

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502